EXHIBIT 99.2 Long Duration Energy Storage Systems Energy Storage for for a Cleaner Future a Cleaner Future CONFIDENTIAL APRIL 2021EXHIBIT 99.2 Long Duration Energy Storage Systems Energy Storage for for a Cleaner Future a Cleaner Future CONFIDENTIAL APRIL 2021

Disclaimers This presentation (this “Presentation”) was prepared for informational purposes only to assist interested parties in making their own evaluation of the proposed transaction (the “Transaction”) between Acon S2 Acquisition Corp. (“ACON”, “we”, or “our”) and ESS Inc. (“ESS”). This Presentation is for discussion purposes only and does not constitute an offer to purchase nor a solicitation of an offer to sell shares of ACON, ESS or any successor entity of the Transaction, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This Presentation is not intended to form the basis of any investment decision by the recipient and does not constitute investment, tax or legal advice. No representation, express or implied, is or will be given by ACON, ESS or their respective affiliates and advisors as to the accuracy or completeness of the information contained herein, or any other written or oral information made available in the course of an evaluation of the Transaction. This Presentation provided by ACON and ESS may contain certain forward looking statements, including statements regarding ACON’s, ESS’s or their management teams’ expectations, hopes, beliefs, intentions or strategies regarding the future. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intends”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on ACON’s and ESS’s current expectations and beliefs concerning future developments and their potential effects on ACON, ESS or any successor entity of the Transaction. Many factors could cause actual future events to differ materially from the forward-looking statements in this presentation, including but not limited to: (i) the risk that the Transaction may not be completed in a timely manner or at all, which may adversely affect the price of ACON’s securities, (ii) the failure to satisfy the conditions to the consummation of the Transaction, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement and Plan of Merger, (iv) the effect of the announcement or pendency of the Transaction on ESS’s business relationships, operating results and business generally, (v) risks that the Transaction disrupts current plans and operations of ESS, (vi) changes in the competitive and highly regulated industries in which ESS plans to operate, variations in operating performance across competitors, changes in laws and regulations affecting ESS’s business and changes in the combined capital structure, (vii) the ability to implement business plans, forecasts and other expectations after the completion of the Transaction, and identify and realize additional opportunities, and (viii) such other risks and uncertainties included in the separate summary risk factors. There can be no assurance that the future developments affecting ACON, ESS or any successor entity of the Transaction will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond ACON’s or ESS’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Except as required by law, ACON and ESS are not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. All rights to the trademarks, copyrights, logos and other intellectual property listed herein belong to their respective owners and ACON’s or ESS’s use thereof does not imply an affiliation with, or endorsement by the owners of such trademarks, copyrights, logos and other intellectual property. Solely for convenience, trademarks and trade names referred to in this Presentation may appear with the ® or ™ symbols, but such references are not intended to indicate, in any way, that such names and logos are trademarks or registered trademarks of ACON. Use of Projections. The financial and operating forecasts and projections contained herein represent certain estimates of ESS as of the date thereof. Neither ACON’s nor ESS’s independent public accountants have examined, reviewed or compiled the forecasts or projections and, accordingly, neither expresses an opinion or other form of assurance with respect thereto. Furthermore none of ACON, ESS nor their respective management teams can give any assurance that the forecasts or projections contained herein accurately represents ESS’s future operations or financial conditions. Such information is subject to a wide variety of significant business, economic and competitive risks and uncertainties, including but not limited to those set forth in the second paragraph above that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of ACON or ESS or that actual results will not differ materially from those presented in the prospective financial information. Some of the assumptions upon which the projections are based inevitably will not materialize and unanticipated events may occur that could affect results. Therefore, actual results achieved during the periods covered by the projections may vary and may vary materially from the projected results. Inclusion of the prospective financial information in this presentation should not be regarded as a representation by any person that the results contained in the prospective financial information are indicative of future results or will be achieved. This Presentation contains statistical data, estimates and forecasts that are based on independent industry publications or other publicly available information. This information involves many assumptions and limitations and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data that has been contained in these industry publications and other publicly available information. Accordingly, none of ACON, ESS nor their respective affiliates and advisors makes any representations as to the accuracy or completeness of these data. This Presentation contains references to ESS’s achievements compared to other companies. All of such references are based on the belief of ESS’s management based on publicly available information known to ESS’s management. Non-GAAP Financial Measures. The financial information and data contained in this Presentation is unaudited and does not conform to Regulation S-X promulgated under the Securities Act of 1933, as amended. This Presentation also includes non-GAAP financial measures, including gross margin and Adjusted EBITDA. ACON and ESS believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to ESS’s financial condition and results of operations. ESS’s management uses certain of these non-GAAP measures to compare ESS’s performance to that of prior periods for trend analyses and for budgeting and planning purposes. Not all of the information necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures is available without unreasonable efforts at this time. Specifically, ESS does not provide such quantitative reconciliation due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. This Presentation relates to a proposed transaction between ESS and ACON. This Presentation does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. ACON and ESS intend to file a registration statement on Form S-4 with the U.S. Securities and Exchange Commission (the “SEC”), which will include a document that serves as a joint prospectus and proxy statement, referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all ESS and ACON shareholders. ESS and ACON will also file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of ESS and ACON are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction. Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by ESS and ACON through the website maintained by the SEC at www.sec.gov. Participants in the Solicitation. ESS, ACON and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from ACON’s shareholders in connection with the proposed transaction. A list of the names of such directors, executive officers, other members of management, and employees, and information regarding their interests in the business combination will be contained in ACON’s filings with the SEC, and such information and names of ESS’s directors and executive officers will also be in the Registration Statement on Form S-4 to be filed with the SEC by ACON, which will include the proxy statement of ACON. Additional information regarding the interests of such potential participants in the solicitation process will also be included in the registration statement (and will be included in the definitive proxy statement/prospectus) and other relevant documents when they are filed with the SEC. CONFIDENTIAL CON CONF FIID DEN ENT TIIA AL L 1Disclaimers This presentation (this “Presentation”) was prepared for informational purposes only to assist interested parties in making their own evaluation of the proposed transaction (the “Transaction”) between Acon S2 Acquisition Corp. (“ACON”, “we”, or “our”) and ESS Inc. (“ESS”). This Presentation is for discussion purposes only and does not constitute an offer to purchase nor a solicitation of an offer to sell shares of ACON, ESS or any successor entity of the Transaction, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This Presentation is not intended to form the basis of any investment decision by the recipient and does not constitute investment, tax or legal advice. No representation, express or implied, is or will be given by ACON, ESS or their respective affiliates and advisors as to the accuracy or completeness of the information contained herein, or any other written or oral information made available in the course of an evaluation of the Transaction. This Presentation provided by ACON and ESS may contain certain forward looking statements, including statements regarding ACON’s, ESS’s or their management teams’ expectations, hopes, beliefs, intentions or strategies regarding the future. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intends”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on ACON’s and ESS’s current expectations and beliefs concerning future developments and their potential effects on ACON, ESS or any successor entity of the Transaction. Many factors could cause actual future events to differ materially from the forward-looking statements in this presentation, including but not limited to: (i) the risk that the Transaction may not be completed in a timely manner or at all, which may adversely affect the price of ACON’s securities, (ii) the failure to satisfy the conditions to the consummation of the Transaction, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement and Plan of Merger, (iv) the effect of the announcement or pendency of the Transaction on ESS’s business relationships, operating results and business generally, (v) risks that the Transaction disrupts current plans and operations of ESS, (vi) changes in the competitive and highly regulated industries in which ESS plans to operate, variations in operating performance across competitors, changes in laws and regulations affecting ESS’s business and changes in the combined capital structure, (vii) the ability to implement business plans, forecasts and other expectations after the completion of the Transaction, and identify and realize additional opportunities, and (viii) such other risks and uncertainties included in the separate summary risk factors. There can be no assurance that the future developments affecting ACON, ESS or any successor entity of the Transaction will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond ACON’s or ESS’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Except as required by law, ACON and ESS are not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. All rights to the trademarks, copyrights, logos and other intellectual property listed herein belong to their respective owners and ACON’s or ESS’s use thereof does not imply an affiliation with, or endorsement by the owners of such trademarks, copyrights, logos and other intellectual property. Solely for convenience, trademarks and trade names referred to in this Presentation may appear with the ® or ™ symbols, but such references are not intended to indicate, in any way, that such names and logos are trademarks or registered trademarks of ACON. Use of Projections. The financial and operating forecasts and projections contained herein represent certain estimates of ESS as of the date thereof. Neither ACON’s nor ESS’s independent public accountants have examined, reviewed or compiled the forecasts or projections and, accordingly, neither expresses an opinion or other form of assurance with respect thereto. Furthermore none of ACON, ESS nor their respective management teams can give any assurance that the forecasts or projections contained herein accurately represents ESS’s future operations or financial conditions. Such information is subject to a wide variety of significant business, economic and competitive risks and uncertainties, including but not limited to those set forth in the second paragraph above that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of ACON or ESS or that actual results will not differ materially from those presented in the prospective financial information. Some of the assumptions upon which the projections are based inevitably will not materialize and unanticipated events may occur that could affect results. Therefore, actual results achieved during the periods covered by the projections may vary and may vary materially from the projected results. Inclusion of the prospective financial information in this presentation should not be regarded as a representation by any person that the results contained in the prospective financial information are indicative of future results or will be achieved. This Presentation contains statistical data, estimates and forecasts that are based on independent industry publications or other publicly available information. This information involves many assumptions and limitations and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data that has been contained in these industry publications and other publicly available information. Accordingly, none of ACON, ESS nor their respective affiliates and advisors makes any representations as to the accuracy or completeness of these data. This Presentation contains references to ESS’s achievements compared to other companies. All of such references are based on the belief of ESS’s management based on publicly available information known to ESS’s management. Non-GAAP Financial Measures. The financial information and data contained in this Presentation is unaudited and does not conform to Regulation S-X promulgated under the Securities Act of 1933, as amended. This Presentation also includes non-GAAP financial measures, including gross margin and Adjusted EBITDA. ACON and ESS believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to ESS’s financial condition and results of operations. ESS’s management uses certain of these non-GAAP measures to compare ESS’s performance to that of prior periods for trend analyses and for budgeting and planning purposes. Not all of the information necessary for a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures is available without unreasonable efforts at this time. Specifically, ESS does not provide such quantitative reconciliation due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. This Presentation relates to a proposed transaction between ESS and ACON. This Presentation does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. ACON and ESS intend to file a registration statement on Form S-4 with the U.S. Securities and Exchange Commission (the “SEC”), which will include a document that serves as a joint prospectus and proxy statement, referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all ESS and ACON shareholders. ESS and ACON will also file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of ESS and ACON are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction. Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by ESS and ACON through the website maintained by the SEC at www.sec.gov. Participants in the Solicitation. ESS, ACON and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from ACON’s shareholders in connection with the proposed transaction. A list of the names of such directors, executive officers, other members of management, and employees, and information regarding their interests in the business combination will be contained in ACON’s filings with the SEC, and such information and names of ESS’s directors and executive officers will also be in the Registration Statement on Form S-4 to be filed with the SEC by ACON, which will include the proxy statement of ACON. Additional information regarding the interests of such potential participants in the solicitation process will also be included in the registration statement (and will be included in the definitive proxy statement/prospectus) and other relevant documents when they are filed with the SEC. CONFIDENTIAL CON CONF FIID DEN ENT TIIA AL L 1

Game Changing Technology The Power Grid of the Future – Feasible Today STABLE. SECURE. CLEAN. CONFIDENTIAL 2 2Game Changing Technology The Power Grid of the Future – Feasible Today STABLE. SECURE. CLEAN. CONFIDENTIAL 2 2

Transaction Overview

ESS INC

Category Catalyst in Long Duration Energy Storage Solutions

ESS
- Founded in 2011 to enable the stable, decentralized and decarbonized power grid of the future

Offering Size
- ACON S2 (NASDAQ: STWO): a special purpose acquisition company
- $250 million cash in trust
- PIPE size of $250 million

Valuation
- $1,072 million pro forma enterprise value
- Attractive value, high-growth, genuinely sustainable business

Capital Structure
- ESS shareholders rolling 100% of equity
- $465 million net proceeds (assuming no redemptions)
- Fully funded to projected cash flow profitability

ESS' Key Investors and Partners

BASF | Breakthrough Energy Ventures | SB Energy | evergy ventures | ptt | PANGAEA VENTURES LTD.

Leadership

ESS INC


Craig Evans
President & Founder


Eric Dresselhuys
CEO
(March 2021)


Julia Song
CTO & Founder


Amir Moftakhar
CFO

ACON S2


Adam Kriger
CEO & Director


John Roush
CFO & Chairman


Alan Greenshields
ACON Advisor

Note: For additional information, please refer to the Detailed Transaction Overview on p. 36 of this presentation.

CONFIDENTIAL | 3

We Must Reimagine the Grid

ESS INC



Aging Infrastructure

Severe Weather Events

Rising Renewables Penetration

Growing Energy Demand

CONFIDENTIAL | 4

Energy Transition is Building Momentum Stakeholders are aligned to accelerate the energy transition towards a more sustainable future Consumer “Anybody who has the breakthrough on battery storage is Preferences going to have the key to the future” John Kerry (U.S. Special Presidential Envoy for Climate) “It’s a question of when, not if, the global economy will shift way from fossil fuels” Corporate Regulatory Bloomberg Commitments Energy “Renewables should supply 90% of all energy needs…fossil Transition fuel usage would fall by 75%” IRENA “Transmission and energy storage certainly have critical roles to play, with broader interconnection and high voltage transmission corridors to build regional resilience” Investor Capital Mandates Markets Nuclear Innovation Alliance CON CONF FIID DEN ENT TIIA AL L 5Energy Transition is Building Momentum Stakeholders are aligned to accelerate the energy transition towards a more sustainable future Consumer “Anybody who has the breakthrough on battery storage is Preferences going to have the key to the future” John Kerry (U.S. Special Presidential Envoy for Climate) “It’s a question of when, not if, the global economy will shift way from fossil fuels” Corporate Regulatory Bloomberg Commitments Energy “Renewables should supply 90% of all energy needs…fossil Transition fuel usage would fall by 75%” IRENA “Transmission and energy storage certainly have critical roles to play, with broader interconnection and high voltage transmission corridors to build regional resilience” Investor Capital Mandates Markets Nuclear Innovation Alliance CON CONF FIID DEN ENT TIIA AL L 5

ESS is a Game Changer in Long Duration Energy Storage

ESS INC


Stabilizes the Grid


Enables up to 100%
Renewable Penetration


Allows Proliferation
of Microgrids

CONFIDENTIAL | 6

ESS: A Category Defining Investment Opportunity

ESS INC

1. **Large and Fast-Growing TAM**: ~$56bn by 2027 growing at a 33% CAGR[1]
2. **Simple Yet Revolutionary Technology:** Iron, salt and water; strong patent portfolio
3. **Compelling Value Proposition:** Highest performance, lowest cost[2] and most sustainable
4. **Low Risk Expansion Plan:** Field proven[3] technology with low-cost manufacturing build out
5. **$7bn of Identified Opportunities[4]:** $300m+ SoftBank Energy framework agreement through 2026
6. **Premier Management Team:** Founders and inventors supported by an experienced team

1 Guidehouse Insights, 'Market Data: Utility-Scale Energy Storage Market Update', 3Q 2020; Guidehouse Insights, 'Market Data: Energy Storage for Microgrids and Remote Power Systems', 2Q 2020; and Navigant Research, 'Distributed Energy Storage Overview', 4Q 2019.
2 Management Estimates of levelized cost of storage (LCOS) among long duration Storage Systems.
3 Based on our Generation I products, which are no longer deployed.
4 Pipeline of visible potential orders.

CONFIDENTIAL | 7

Market Opportunity CON CONF FIID DEN ENT TIIA AL L 8 8Market Opportunity CON CONF FIID DEN ENT TIIA AL L 8 8

What Is Long Duration Storage?

ESS INC

Shift Supply to Meet Demand from 4 – 12 Hours

Low Cost to Enable Replacement of Alternatives (Peaker Plants)

Reliable (Grid Stability)

CONFIDENTIAL | 9

ESS Transforms the Value Proposition for Long Duration Storage

What Customers Demand	ESS INC	How ESS Transforms the Grid
Longer Duration	▪ Up to 12 hours ▪ Flexibility allows multiple revenue streams	▪ Can replace coal and natural gas with solar and wind power ▪ Greater resiliency to unexpected events
Low Cost	▪ Lower LCOS than other technologies in the market ▪ Incremental cost of storage <$20/kWh	▪ Step function improvement in economics of storage ▪ Enables multiple use cases
Power On Demand	▪ <1 second response time ▪ >20,000 cycle life – $0 marginal cost per cycle	▪ Improved grid resiliency and flexibility
Safety and Reliability	▪ Non-flammable, non-toxic, no explosion risk ▪ Munich RE insures technology risk	▪ Can deploy in a wide range of geographies and climates ▪ Customers can be confident in a long-term solution
Sustainability	▪ Easily sourced materials; recyclable components ▪ "Plug and play" with 25-year operating life	▪ Environmentally sustainable ▪ Accelerates clean energy transition

CONFIDENTIAL | 10

Stabilize the Grid and Accelerate Renewables 1 US Renewable Energy Penetration (2015-2050) Renewable intermittency creates a 65% massive problem for the grid, 57% 47% particularly >25% penetration 40% 36% 31% 23% 15% § Carbon-free is the goal 2015 2020 2025 2030 2035 2040 2045 2050 § Intermittency and curtailment are barriers 1,2 California Duck Curve and % Renewable Penetration § 4-hour storage does not efficiently bridge 2013 (10%) 2019 (27%) 25 the duck curve Impact of 15 § Longer duration solutions enable peaker renewables on the grid plant replacements 5 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 Hour of day 1 BloombergNEF. CON CONF FIID DEN ENT TIIA AL L 11 2 IEA, “The California Duck Curve”, December 2019. % figures represent solar and wind power penetration in each year. GWStabilize the Grid and Accelerate Renewables 1 US Renewable Energy Penetration (2015-2050) Renewable intermittency creates a 65% massive problem for the grid, 57% 47% particularly >25% penetration 40% 36% 31% 23% 15% § Carbon-free is the goal 2015 2020 2025 2030 2035 2040 2045 2050 § Intermittency and curtailment are barriers 1,2 California Duck Curve and % Renewable Penetration § 4-hour storage does not efficiently bridge 2013 (10%) 2019 (27%) 25 the duck curve Impact of 15 § Longer duration solutions enable peaker renewables on the grid plant replacements 5 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 Hour of day 1 BloombergNEF. CON CONF FIID DEN ENT TIIA AL L 11 2 IEA, “The California Duck Curve”, December 2019. % figures represent solar and wind power penetration in each year. GW

Fortify the Grid for Climate Change

ESS INC


TEXAS

Climate change will result in more unpredictable weather events including extreme temperatures, hurricanes and wildfires[1]

Texas Freeze

ESS batteries operate efficiently in extreme hot and cold weather and still maintain grid stability

Texas was seconds away from complete grid failure, which could have taken months to bring back online

California Fires

ESS batteries are safe for people and the environment: non-flammable and non-toxic

Microgrids

ESS enables independence



1 Diffenbaugh, N., 'Verification of extreme event attribution: Using out-of-sample observations to assess changes in probabilities of unprecedented events.' Science Advances, Vol. 6, No. 12. 18 March 2020.

CONFIDENTIAL | 12

Strong and Growing Demand for Energy Storage

ESS INC

Cumulative Additions to Global Storage Capacity (GWh)



Front of the meter
Behind of the meter
+43% CAGR
+44% CAGR
+42% CAGR
11
6
5
39
26
13
79
52
27
130
83
47
199
121
77
287
168
119
397
226
171
534
301
233
2020
2021
2022
2023
2024
2025
2026
2027

Global Total Addressable Market ($bn)



Front of the meter
Behind of the meter
+33% CAGR
+32% CAGR
+34% CAGR
$8
$4
$4
$17
$12
$5
$22
$14
$8
$27
$15
$12
$33
$18
$15
$39
$19
$20
$46
$22
$24
$56
$28
$28
2020
2021
2022
2023
2024
2025
2026
2027

ESS has observed even greater demand from customers than these current analyst estimates

Source Guidehouse Insights, 'Market Data: Utility-Scale Energy Storage Market Update', 3Q 2020; Guidehouse Insights, 'Market Data: Energy Storage for Microgrids and Remote Power Systems', 2Q 2020; and Navigant Research, 'Distributed Energy Storage Overview', 4Q 2019.

CONFIDENTIAL | 13

ESS Wins on Performance


Operational Flexibility
ESS
Li-Ion
4-12 hrs
16+ hrs
<4 hrs
Longer Asset Life
ESS
Li-Ion
Unlimited cycles, no capacity loss
6,000 cycles[1]
Superior Ambient Operating Temperature
ESS
Li-Ion
-10°C- 60°C
20-25°C
Safety
ESS
Li-Ion
Non-flammable
No Explosion Risk

Compelling Performance

- ✓ Can cycle when needed with no impact to asset life
- ✓ Operates at peak efficiency independent of outside environment
- ✓ No heating/cooling systems needed
- ✓ Safe for deployment to urban areas or harsh and pristine environments

1 Li-Ion cyclability from BYD energy storage system factsheets.

CONFIDENTIAL | 14

ESS Wins on Cost 1 Illustrative Cost Comparison Versus Li-Ion How ESS’ Technology Delivers Superior Economics 4 hours 12 hours No scaling Competitive with Li-Ion at 4 hours; ESS wins thereafter $200/kWh $200/kWh Marginal cost of $20/kWh $200/kWh $80/kWh 2 Li-Ion LCOS at 4 hours vs. 12 hours Li-Ion $0.08 $0.07 $0.02 $0.05 0 4 8 12 16 12 hours 4 hours Duration (hours) 1 Figures shown are illustrative. .���������� + ..������������������������ + ..���������������� + .�� &�� CON CONF FIID DEN ENT TIIA AL L 15 2 Superior economics based on Levelized Cost of Storage (LCOS). �������� = .������������ ������������ ��ℎ�� Capital Cost ($/kWh) Li-IonESS Wins on Cost 1 Illustrative Cost Comparison Versus Li-Ion How ESS’ Technology Delivers Superior Economics 4 hours 12 hours No scaling Competitive with Li-Ion at 4 hours; ESS wins thereafter $200/kWh $200/kWh Marginal cost of $20/kWh $200/kWh $80/kWh 2 Li-Ion LCOS at 4 hours vs. 12 hours Li-Ion $0.08 $0.07 $0.02 $0.05 0 4 8 12 16 12 hours 4 hours Duration (hours) 1 Figures shown are illustrative. .���������� + ..������������������������ + ..���������������� + .�� &�� CON CONF FIID DEN ENT TIIA AL L 15 2 Superior economics based on Levelized Cost of Storage (LCOS). �������� = .������������ ������������ ��ℎ�� Capital Cost ($/kWh) Li-Ion

ESS Wins on Sustainability

ESS INC

Sustainability Focus Areas	ESS INC
Responsibly Sourced Materials	Raw ingredients of iron, salt and water are earth-abundant
Global Warming Potential (GWP)	67% lower CO_2 emissions than Li-Ion[1]
Recyclability	Contains no toxic materials and requires no special permits for disposal[2]

Note GHG impact is dependent on specific Li-Ion chemistry.
1 He, H. et al. "Flow Battery Production: Materials Selection and Environmental Impact." Journal of Cleaner Production. Vol. 269. 1 October 2020.
Noguera, E., Comparative LCA of stand-alone power systems applied to remote cell towers, 2014.
2 No hazardous materials compliance plan required.

CONFIDENTIAL | 16

ESS is a Category Defining Technology for Long Duration Storage

ESS INC

	ESS INC	Li-Ion	Li Metal	Vanadium, Zinc Bromine	Sodium Sulfur	Compressed Air	Pumped Hydro
Low cost at 4 – 12 hours	●	○	○	●	○	○	○
Field proven[1]	●	●	○	●	●	○	●
Earth abundant materials	●	○	○	●	●	●	●
Unlimited cycling	●	○	○	○	○	●	●
Zero capacity fade	●	○	○	○	○	●	●
Wide operational temperature range	●	○	○	●	○	●	●
Environmentally sustainable	●	○	○	○	●	●	○
No fire/ explosion risk	●	○	○	●	○	○	●

Note Internally developed table based on company data and publicly available information.
1 Based on our Generation I products, which are no longer deployed.

CONFIDENTIAL | 17

ESS Technology is Proven and Insured

Munich RE

Investment-Grade Warranty — 10-year extended warranty covering battery modules

Investment-Grade Project Insurance — Warranty continuity insurance provides additional surety to customers and financiers

"The ability to ensure battery performance is a key piece of the puzzle in decarbonizing our energy sector."

–Peter Röder, Member of the Board of Management, Munich RE

Aon | One Beacon

Surety and Corporate Bonding

Growing project surety capacity

EXIM

US Export-Import Bank Qualified

Pre-qualified financing available for overseas buyers

CONFIDENTIAL | 18

ESS is Winning in the Market Today Customer in California Customer in Patagonia Use Case Use Case § Microgrid solutions required to mitigate Public Safety § Remote grid served by RoR hydro + diesel gensets Power Shutdown impacts § Storage systems required to minimize genset usage § Li-Ion solutions disqualified due to wildfire risk Why ESS Won Why ESS Won ™ ™ § Energy Warehouse deployed§ 300 kW/2 MWh Energy Warehouse deployed § Best-in-class safety record§ Client abandoned Li-ion RfP after recognizing ESS’ 3x greater peaker replacement capability § Participates in CAISO § $3.1M incremental savings over Li-Ion § Provides local utility grid support during non-PSPS months§ Avoids 12 years of diesel genset emissions NEW PICTURE CON CON CONF F FIIID D DEN EN ENT T TIIIA A AL L L 19ESS is Winning in the Market Today Customer in California Customer in Patagonia Use Case Use Case § Microgrid solutions required to mitigate Public Safety § Remote grid served by RoR hydro + diesel gensets Power Shutdown impacts § Storage systems required to minimize genset usage § Li-Ion solutions disqualified due to wildfire risk Why ESS Won Why ESS Won ™ ™ § Energy Warehouse deployed§ 300 kW/2 MWh Energy Warehouse deployed § Best-in-class safety record§ Client abandoned Li-ion RfP after recognizing ESS’ 3x greater peaker replacement capability § Participates in CAISO § $3.1M incremental savings over Li-Ion § Provides local utility grid support during non-PSPS months§ Avoids 12 years of diesel genset emissions NEW PICTURE CON CON CONF F FIIID D DEN EN ENT T TIIIA A AL L L 19

Technology Overview CON CONF FIID DEN ENT TIIA AL L 20 20Technology Overview CON CONF FIID DEN ENT TIIA AL L 20 20

Technological Breakthrough, Field Proven and Shipping Now Technological R&D roadmap for breakthrough – 1 Iron Flow first conceived But “dirty” electrolyte Field proven ; S200 additional breakthroughs Proton Pump eliminates in 1970s caused rapid degradation shipping now to extend technology power fade and limits on advantage cycle life Technological Success Proven Over Time Innovative Technology Proton 2011 2014 2017 2020 Pump Company formed Demonstrated 10,000+ Gen I EW product line Installed S200 automated operating cycles in the lab launched assembly line Developed lab scale battery Energy Center™ product line launched _ + (+) ELECTRODE: High surface area carbon electrode (-) ELECTRODE: Carbon composite substrate with polypropene spacer 2012 2015 2019 Awarded ARPA-e grant for First commercial deployment S200 commercial battery SEPARATOR: development of Iron based module launched Porous polyethylene separator battery ELECTROLYTE: Ferrous Chloride in aqueous solution CON CONF FIID DEN ENT TIIA AL L 21 1 Based on our Generation I products, which are no longer deployed.Technological Breakthrough, Field Proven and Shipping Now Technological R&D roadmap for breakthrough – 1 Iron Flow first conceived But “dirty” electrolyte Field proven ; S200 additional breakthroughs Proton Pump eliminates in 1970s caused rapid degradation shipping now to extend technology power fade and limits on advantage cycle life Technological Success Proven Over Time Innovative Technology Proton 2011 2014 2017 2020 Pump Company formed Demonstrated 10,000+ Gen I EW product line Installed S200 automated operating cycles in the lab launched assembly line Developed lab scale battery Energy Center™ product line launched _ + (+) ELECTRODE: High surface area carbon electrode (-) ELECTRODE: Carbon composite substrate with polypropene spacer 2012 2015 2019 Awarded ARPA-e grant for First commercial deployment S200 commercial battery SEPARATOR: development of Iron based module launched Porous polyethylene separator battery ELECTROLYTE: Ferrous Chloride in aqueous solution CON CONF FIID DEN ENT TIIA AL L 21 1 Based on our Generation I products, which are no longer deployed.

Robust Intellectual Property Portfolio

ESS Critical Technology


Power Module
Current Collector
(-) Electrode
(+) Electrode
Pressure Plate
Conductive Separator
Porous Separator
Proton Pump
Electrolyte
= Patent protected

ESS IP Portfolio

- 125+ Patents Granted and in Pipeline Pending Applications
- Undisclosed Number of Trade Secrets and Identified Patents
- World-leading Iron Flow expertise, and roadmap to additional breakthroughs and advantages
- ~57% Employees Have an Engineering Background[1]

1 As of March 25, 2021.

CONFIDENTIAL | 22

Business Overview CON CONF FIID DEN ENT TIIA AL L 23 23Business Overview CON CONF FIID DEN ENT TIIA AL L 23 23

Strong Team Positioned to Grow the Business

Management Team

CRAIG EVANS
President & Founder

ERIC DRESSELHUYS
Chief Executive Officer
(March 2021)

AMIR MOFTAKHAR
Chief Financial Officer

DR. JULIA SONG
CTO & Founder

HUGH MCDERMOTT
Senior Vice President
Business Development

MATT BERKEBILE
Vice President
Operations

BRIAN LISIECKI
Vice President
Business Systems

RANDY LEWIS
Vice President Quality

Board of Directors

MICHAEL NIGGLI
Chairman, San Diego Gas & Electric Co & Entergy

CRAIG EVANS
President & Founder

ERIC DRESSELHUYS
Chief Executive Officer
(March 2021)

RICH HOSSFELD
Board Member,
SoftBank Energy

RAFFI GARABEDIAN
Board Member,
First Solar

KYLE TEAMEY
Board Member,
Breakthrough Energy Ventures

DARYL WILSON
Board Member,
Hydrogenics, ATS Automation

SHIRLEY SPEAKMAN
Board Member,
Cycle Capital

CONFIDENTIAL | 24

One Technology – Two Products of Different Scale

ESS INC



ESS INC
EW™
50kW/400kWh

Energy Warehouse at Jean Airport



ESS INC
EC

Energy Warehouse™

- Behind the meter solution
- 50kW – 90kW configurable range
- First commercial deployment in 2015
- Generation II launched in 2020
- Containerized design for turnkey delivery
- Fast to build and commission

Energy Center™

- Front of the meter solution
- Customizable configuration range
- Customer trials starting in 2021
- "Battery in a Building" platform
- Modular design for utility-class

CONFIDENTIAL | 25

Validated by a Blue-Chip Customer Base

ESS INC

	Utilities EW ● ● EC	IPPs/Developers EW ○ ● EC	Commercial & Industrial EW ● ○ EC
Demand Drivers	▪ Peaker replacements ▪ T&D upgrade deferrals ▪ Wildfire resiliency ▪ Distributed energy services products	▪ Peaker replacements ▪ Resource adequacy & grid reliability ▪ 24/7 power supply ▪ Microgrids	▪ Energy cost savings ▪ Operational resiliency ▪ RE integration ▪ Carbon footprint reduction/ESG goals
Select Customers / Use Cases	Engie San Diego Gas & Electric	SB Energy (SoftBank Group) SWORDSTONE	Applied Medical Pacto Energia
Select Pipeline	ČEZ Group Duke Energy Naturgy Grupo SAESA PacifiCorp	ConEdison Energy Enel Starwood Energy SUNRISE ENERGY	Honeywell Idimax Marathon transelec

Note "EW" refers to Energy Warehouse™, "EC" refers to Energy Center™.

CONFIDENTIAL | 26

Strategy to Scale Globally

ESS' ability to grow is supported by

- ✓ Relationships in Europe and Asia-Pacific
- ✓ Automated manufacturing process
- ✓ Supply chain of readily sourced components and raw materials


Manufacturing Capacity (MWh)
~150
~2,000
~5,000
~10,000
~16,000

2021

150,000 sq. ft. manufacturing facility in Oregon

Robotic automation cell designed and built by ESS



2022

Strategic investments in supply chain to grow capacity

Roll out of redesigned automation cells (2x efficiency)



2023

Australia manufacturing go-live for EW with LOI on Brisbane facility



2024

Australia manufacturing go-live for EC and Power Module

Europe manufacturing go-live for EC and EW



2025

Europe Power Module manufacturing go-live

Vertically integrate power module comportments



CONFIDENTIAL | 27

97% Less Capital Required – Ready to Scale Globally

Simple, Low-cost Production in the USA

$in millions/GWh of Battery Module Production Capacity


~$140
~$4
Li-Ion competitor
ESS INC

Simple, automated ESS manufacturing line



Expensive, complex Li-Ion battery manufacturing line



Source: Lux Research.

CONFIDENTIAL | 28

Capital Investment Will Enable Rapid Expansion

ESS INC

Net Cash for Growth

~$493m[1]

Increase Manufacturing Capacity

Fully funds capital plan to increase capacity from >250MWh in 2021 to 16GWh by 2025

Expand Sales Footprint

Hire new sales team members and expand production footprint into Europe and Australia

Launch Energy Center™

Deploy product that is optimized for the fast-growing utility-scale storage segment

Strengthen Balance Sheet

Supports credit requirements to convert large projects in pipeline

Further Extend Technology Advantage

Higher performance electrolyte to enable an 85% reduction in cost per megawatt hour by 2025

1 PF 12/31/2020 net cash assumes funding of $27.5m of C-2 raise, of which $16m has yet to be funded; amount is expected to be funded prior to transaction close. Net cash also includes $1.5m of restricted cash. For additional information, please refer to the Detailed Transaction Overview on p. 36 of this presentation.

CONFIDENTIAL | 29

Financial Forecast CON CONF FIID DEN ENT TIIA AL L 30 30Financial Forecast CON CONF FIID DEN ENT TIIA AL L 30 30

High Quality Pipeline ™ Projected Pipeline for Energy Center Global Identified Opportunities ™ and Energy Warehouse Qualifying Negotiating Qualifying 28% 40% Booked 100% Awarded Negotiating Negotiating 66% 40% Awarded Awarded Booked 20% 6% 5% ™ Energy Center Opportunities 2021E 2022E 2023E ™ Energy Warehouse Opportunities $2 Million $37 Million $300 Million $7+ Billion Pipeline for Continued Growth in Outer Years CON CONF FIID DEN ENT TIIA AL L 31High Quality Pipeline ™ Projected Pipeline for Energy Center Global Identified Opportunities ™ and Energy Warehouse Qualifying Negotiating Qualifying 28% 40% Booked 100% Awarded Negotiating Negotiating 66% 40% Awarded Awarded Booked 20% 6% 5% ™ Energy Center Opportunities 2021E 2022E 2023E ™ Energy Warehouse Opportunities $2 Million $37 Million $300 Million $7+ Billion Pipeline for Continued Growth in Outer Years CON CONF FIID DEN ENT TIIA AL L 31

ESS' Robust Revenue Growth

ESS INC

Projected Revenue by Product Offering ($in millions)


EC
EW
EF
Services
$2
$37
$300
$803
$1,645
$2,572
$3,562
2021E
2022E
2023E
2024E
2025E
2026E
2027E
Market Share %
0%
0%
1%
2%
4%
6%

- Growth accelerates as Energy Center deployments start in 2023
- Forecast driven by identified pipeline of near-term opportunities
- ESS expansion into Australia (2023) and Europe (2024) supports continued growth
- Energy Franchise lease and Services revenue streams become bigger contributors as ESS expands

Note Total addressable market value for the microgrid, distributed energy and utility industries from Guidehouse Insights.

CONFIDENTIAL | 32

ESS Delivers Compelling Profitability Projected Gross Margin ($in millions) Projected EBITDA ($in millions) $1,332 $1,059 $950 $739 $508 $360 $217 $131 $47 ($13) ($20) ($2) ($43) $2 2021E 2022E 2023E 2024E 2025E 2026E 2027E 2021E 2022E 2023E 2024E 2025E 2026E 2027E 16% 27% 31% 37% 37% 1% 16% 22% 29% 30% % Margin % Margin CON CONF FIID DEN ENT TIIA AL L 33ESS Delivers Compelling Profitability Projected Gross Margin ($in millions) Projected EBITDA ($in millions) $1,332 $1,059 $950 $739 $508 $360 $217 $131 $47 ($13) ($20) ($2) ($43) $2 2021E 2022E 2023E 2024E 2025E 2026E 2027E 2021E 2022E 2023E 2024E 2025E 2026E 2027E 16% 27% 31% 37% 37% 1% 16% 22% 29% 30% % Margin % Margin CON CONF FIID DEN ENT TIIA AL L 33

Potential Upside to Business Plan

ESS INC



- New US federal and state policies on infrastructure, decarbonization and national security
- Emerging mandates in EU and Asia-Pacific on decarbonization and storage
- Demand impact of USTDA, Power Africa, UNDP and World Bank targets
- Further economies of scale and technology enhancements
- Additional revenue streams (e.g., Storage as a Service, Warranty)

CONFIDENTIAL | 34

Valuation Overview CON CONF FIID DEN ENT TIIA AL L 35 35Valuation Overview CON CONF FIID DEN ENT TIIA AL L 35 35

Detailed Transaction Overview

Transaction Overview

- Pro forma enterprise value of $1,072 million (0.7x 2025E Revenue)
- $465 million cash proceeds inclusive of $250 million PIPE proceeds and transaction expenses assuming zero redemptions[1]
- Pro forma net cash of $493 million[1,2]
- Inclusive of $28 million existing net cash on balance sheet[2]
- ESS shareholders are rolling 100% of equity ownership

Pro Forma Ownership @ $10.00 per share[1,2,3]



Founder shares
4%
PIPE investors
16%
ACON S2 public
shareholders
16%
ESS existing
shareholders
64%

Illustrative Pro Forma Valuation and Sources & Uses

($ in millions, except per share data; shares in millions)

Total Enterprise Value Summary			
Pro forma shares outstanding			156.5
(x) ESS share price			$10.00
Pro Forma Equity Value			**$1,565**
(-) Current cash[2]			(28)
(-) Net proceeds[1]			(465)
Pro Forma Enterprise Value			**$1,072**
Valuation Multiples	**Metric**		**Multiple**
EV / 2025E Revenue	$1,645		0.7x
EV / 2025E EBITDA	$360		3.0x
Sources	**$**	**%**	**Shares**
Rollover equity	1,003	64%	100.3
ACON S2 cash in trust	250	16%	25.0
PIPE investment[1]	250	16%	25.0
Founder Shares	63	4%	6.3
Total sources	**$1,565**	**100%**	**156.5**
Uses	**$**	**%**	
Rollover equity	1,003	64%	
Cash to balance sheet	465	30%	
Founder shares	63	4%	
Estimated fees and expenses	35	2%	
Total uses	**$1,565**	**100%**	

Note Figures may not sum due to rounding.

1 SB Energy Global Holdings Limited and Breakthrough Energy Ventures, LLC, existing equity investors in ESS, have indicated an interest in investing an aggregate of $51.5 million in the offering. These existing investors are expected to agree to reduce the amount of their existing option to invest in the C-2 raise to an aggregate of $16 million, which amount would be invested (if such option is exercised) immediately prior to the closing of the offering. In exchange for this agreement, such investors would receive warrants to purchase an aggregate of 14,364,222 shares of ESS Series C-2 preferred stock at an exercise price of $0.001 per share, which warrants would automatically be net-exercised immediately prior to the closing of the offering or terminate unexercised if the offering does not close.

2 Pro forma 12/31/2020 net cash assumes funding of an aggregate of $27.5 million in the C-2 raise, of which $11.5 million has been funded and $16 million is expected to be funded by SB Energy Global Holdings Limited and Breakthrough Energy Ventures, LLC, as described in the footnote above. Net cash also includes $1.5 million of restricted cash.

3 Additional dilutive securities include 8.3m ACON S2 public warrants, 4.1m founder warrants and $165m shareholder earnout.

CONFIDENTIAL | 36

Selected Public Comparable Universe

Battery Storage

QuantumScape, stem, eos

Supporting Characteristics	Considerations
✓ Growth stage battery companies	✗ Primarily lithium-ion technologies ✗ Focused on short-duration or EV end markets

Fuel Cell and Electrolyzers

BALLARD, Bloomenergy, ITM POWER, PLUG POWER

Supporting Characteristics	Considerations
✓ Technology with long-duration storage applications	✗ Not reliant on battery technology ✗ Significantly less efficient

Renewable Technologies

ARRAY TECHNOLOGIES, shoals technologies group, solaredge

Supporting Characteristics	Considerations
✓ Growth is tied directly to significantly increasing renewable penetration	✗ Part of solar supply chain and not reliant on battery technology

CONFIDENTIAL | 37

Selected Operational Benchmarking



Battery Storage
Fuel Cell and Electrolyzers
Renewable Technologies
Revenue CAGR '21-'24
Average: 121%
Average: 58%
Average: 25%
594.5%
NM
72.0%
170.4%
53.7%
47.3%
23.8%
105.8%
15.3%
17.2%
43.4%
ESS INC
QuantumScape
stem
eos
PLUG POWER
BALLARD
Bloomenergy
ARRAY
shoals
Gross margin
Average: 31%
Average: 26%
Average: 32%
37.4%
31.3%
35.3%
25.0%
24.3%
22.5%
30.3%
NM
33.4%
21.4%
40.7%
2027E
2027E
2024E
2024E
2024E
2024E
2024E
2024E
2021E
2021E
2021E
EBITDA margin
Average: 22%
Average: 15%
Average: 23%
29.7%
25.2%
27.3%
15.0%
19.8%
10.5%
15.6%
14.5%
19.2%
16.0%
32.8%
2027E
2027E
2024E
2024E
2024E
2024E
2024E
2024E
2021E
2021E
2021E

Source Company management, public filings and FactSet as of April 28, 2021.
Note QuantumScape, Stem and EOS revenues, gross income and EBITDA based on company investor presentations.
NM denotes not meaningful or negative.

CONFIDENTIAL | 38

Selected Valuation Benchmarking



Battery Storage
Fuel Cell and Electrolyzers
Renewable Technologies
EV / Revenue
Average: 3.3x
Average: 9.8x
Average: 12.1x
0.7x
2025E
ESS INC
4.7x
2027E
4.6x
2024E
stem
0.6x
2024E
eos
7.6x
2024E
14.2x
2024E
BALLARD
2.8x
2024E
14.6x
2024E
7.8x
2021E
3.8x
2021E
ARRAY
24.6x
2021E
EV / EBITDA
Average: 13.3x
Average: 72.9x
Average: 46.5x
3.0x
2025E
ESS INC
18.8x
2027E
16.9x
2024E
stem
4.3x
2024E
eos
38.1x
2024E
135.2x
2024E
BALLARD
18.3x
2024E
100.1x
2024E
40.6x
2021E
23.7x
2021E
ARRAY
75.1x
2021E

Source Company management, public filings and FactSet as of April 28, 2021.
Note QuantumScape, Stem and EOS revenues, gross income and EBITDA based on company investor presentations.

CONFIDENTIAL | 39

Transaction Priced at a Discount to Peer Multiples

ESS INC

Implied EV Based on Selected Comparable Companies Trading | **Transaction Value**

($ in millions; implied future and discounted EV rounded to the nearest $5m)



Implied Future EV
Implied Discounted EV
Implied Post-Money EV
$8,225
$4,935
84% discount
$3,965
$2,380
66% discount
$1,072

Implied Multiples

	Implied Future EV	Implied Discounted EV	Implied Post-Money EV
EV/2025E Revenue	3.0x – 5.0x	1.4x – 2.4x	0.7x
EV/2025E EBITDA	13.7x – 22.9x	6.6x – 11.0x	3.0x

Valuation Approach

- Using a future valuation date of 6/30/2025, ESS is valued by applying 2025E revenue of $1,645m to an EV/CY'21E revenue multiple of 3.0 – 5.0x based on peer multiples, resulting in an implied future EV of $6,580m at the midpoint
- The implied future EV is then discounted at a 20% rate over a 4 year period to arrive at an implied present value of $3,173m at the midpoint[1]
- Transaction priced at a substantial discount

Note Company projections.
1 Assumes a 20% discount rate; based on midpoint of implied future enterprise value of $6,580m.

CONFIDENTIAL | 40

Energy Storage for a Cleaner FutureEnergy Storage for a Cleaner Future

Appendix CON CONF FIID DEN ENT TIIA AL L 42 42Appendix CON CONF FIID DEN ENT TIIA AL L 42 42

PF Summary Financials

ESS INC

Values in 000s	2021	2022	2023	2024	2025	2026	2027
Revenue							
Product - EW Purchase & Lease	$2,381	$22,679	$34,520	$47,203	$66,328	$94,808	$135,248
Product - EC Purchase	–	$14,224	$256,249	$696,998	$1,447,504	$2,222,420	$2,986,242
Product - EF Purchase	–	–	$4,177	$28,696	$41,797	$50,522	$61,113
Service Agreement	$15	$314	$5,535	$29,808	$88,884	$203,964	$379,833
Total Revenue	**$2,396**	**$37,217**	**$300,481**	**$802,704**	**$1,644,513**	**$2,571,715**	**$3,562,436**
Market Share (%)	*0%*	*0%*	*1%*	*2%*	*4%*	*6%*	*6%*
Cost of Goods Sold	$4,560	$50,424	$253,087	$585,929	$1,136,469	$1,622,129	$2,229,953
Gross Profit	**($2,163)**	**($13,207)**	**$47,393**	**$216,776**	**$508,044**	**$949,586**	**$1,332,483**
Gross Margin (%)	*NM*	*NM*	*16%*	*27%*	*31%*	*37%*	*37%*
Total Operating Expense	**$17,659**	**$29,854**	**$45,841**	**$86,264**	**$148,230**	**$210,718**	**$273,590**
EBITDA	**($19,822)**	**($43,062)**	**$1,552**	**$130,511**	**$359,813**	**$738,868**	**$1,058,894**
Margin (%)	*NM*	*NM*	*1%*	*16%*	*22%*	*29%*	*30%*
Depreciation	$432	$4,712	$17,737	$32,842	$46,508	$63,580	$69,824
Interest Expense	–	$59	$287	$414	$530	$656	$817
Taxes (net of NOL)	–	–	–	–	$56,715	$141,673	$207,533
Net Income (Loss)	**($20,255)**	**($47,833)**	**($16,472)**	**$97,255**	**$256,061**	**$532,959**	**$780,720**
	NM	*NM*	*NM*	*12%*	*16%*	*21%*	*22%*
CapEx							
Maintenance CapEx	($3,259)	($8,240)	($8,487)	($8,742)	($9,004)	($9,274)	($9,552)
Leased Equipment	–	($7,980)	($6,680)	($6,532)	($8,100)	($10,270)	($13,875)
Manfacturing Capacity Growth CapEx	($500)	($21,200)	($49,000)	($93,500)	($31,500)	($87,000)	($124,162)
Total CapEx	**($3,759)**	**($37,420)**	**($64,167)**	**($108,774)**	**($48,604)**	**($106,544)**	**($147,589)**
Portion of Revenue (%)	*157%*	*101%*	*21%*	*14%*	*3%*	*4%*	*4%*
EBITDA - CapEx	**($23,581)**	**($80,482)**	**($62,615)**	**$21,738**	**$311,209**	**$632,324**	**$911,305**
CFO - CapEx	**($21,145)**	**($84,544)**	**($97,759)**	**($49,913)**	**$151,619**	**$409,416**	**$664,954**
Cash on Balance Sheet	**$470,816**	**$390,967**	**$296,708**	**$249,857**	**$405,087**	**$818,909**	**$1,489,775**

Number of Units Sold	2021	2022	2023	2024	2025	2026	2027
Product - EW Purchase	*27*	*179*	*200*	*252*	*376*	*552*	*824*
Product - EW Lease	–	*40*	*40*	*48*	*64*	*84*	*120*
Product - EC Purchase [1]	–	*33*	*600*	*1,571*	*3,433*	*5,379*	*7,449*

1 Number of units sold refers to number of powertrains sold; Energy Centers are expected to contain multiple powertrains.

CONFIDENTIAL | 43

ACON S2 Overview

ACON S2 **Strategic Sustainability**

- ACON S2 Acquisition Corp. (NASDAQ: STWO)
- $250mm IPO in September 2020
- Criteria: authentic sustainability leader, significant value creation potential, strong competitive position, at an inflection point, experienced team

ACON

- 25 years of investing, AUM of ~$6B
- Over 70 investments since inception
- 31 active portfolio companies employing over 39,000 people across 32 countries

Platform for Success

- ✓ Domain Expertise
- ✓ Sustainability
- ✓ Global Network
- ✓ Public Markets
- ✓ Governance
- ✓ Capital Formation

ESS INC

A Perfect Fit for the ACON S2 Mission

CONFIDENTIAL | 44

Energy Warehouse™ Overview

ESS INC


ESS INC
EW™
50kW/400kWh



Product Summary

- Behind the meter solution
- First commercial deployment in 2015
- Generation II launched in 2020
- Containerized design for turnkey delivery
- Fast to build and commission

Current Specifications

Configurable Range:	50kW – 90kW (peak power)
Storage Duration:	4 – 12 hours
Usable Energy:	400kWh – 600kWh
Response Time:	<1 second
Module Cycle Life:	>20,000 cycles
Ambient Temperature:	-5°C to +50°C
Expected Life:	25 year service life
Warranty:	1 yr comprehensive, 10 yr warranty backstop from Munich Re available

Product Deployments



Stone Edge Farms
10 kW/60 kWh; 2015



USACE
60 kW/225 kWh; 2016



UCSD (CA)
50 kW /400 kWh; 2017



DNV-GL (TX)
50 kW /400 kWh ; 2017


EW

Camp Pendleton
50 kW /400 kWh; 2018


EW

US Utility
50 kW /400 kWh; 2020

CONFIDENTIAL | 45

Energy Center™ Overview

ESS INC


EC
ESS INC

Current Specifications

Configurable Range:	Customizable
Storage Duration:	6 -12 hours
Usable Energy:	Customizable
Response Time:	<1 second
Module Cycle Life:	>20,000 cycles
Ambient Temperature:	-40°C to +50°C
Expected Life:	25 year service life
Warranty:	10-year battery module, extended warranty to 25 years available

Product Summary

- Front of the meter solution
- Customer trials starting in 2021
- "Battery in a Building" platform
- Modular design for utility-class
- Power capacities starting at 3MW

Building Blocks for Existing Products

Quad Pods



Power Train



CONFIDENTIAL | 46